EXHIBIT 99.1
FFI ANNOUNCES CHANGE IN NAME AND NEW WEBSITE
     INDIANAPOLIS, INDIANA — April 14, 2006 — Fortune Industries, Inc. (AMEX:FFI) has completed its name change from Fortune Diversified Industries, Inc. to Fortune Industries, Inc. The Company’s management and its Board of Directors believe that this change of the Company’s name may favorably affect the Company’s general image and may enhance interest in the Company among potential investors.
About Fortune Industries, Inc.:
     Fortune Industries’ current operating focus is achieved through its three operating segments. The Wireless Infrastructure segment includes James H. Drew Corporation, Innovative Telecommunications Consultants Inc., Telecom Technology Corporation, PDH Inc., Cornerstone Wireless Construction Services Inc., Magtech Services Inc. and Starquest Wireless Services Inc. The Manufacturing and Distribution segment includes Nor-Cote International Inc., Kingston Sales Corporation, and Commercial Solutions Inc. The Business Solutions segment includes Professional Staff Management, Inc. and Century II Staffing, Inc.
More information can be found at Fortune’s website at http://www.ffi.net
     This news release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words “expect,” “estimate,” “anticipate,” “predict,” “believe” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements may appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, trends affecting the Company’s financial condition or results of operations. The readers of this report are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences, include, but are not limited to, the risks and uncertainties that are discussed under the heading “Management’s Discussion and Analysis or Plan of Operations.” The Company does not ordinarily make projections of its future operating results and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors disclosed within Form 10-KSB for the year ended August 31, 2005 and the other documents filed by the Company with the Securities and Exchange Commission.
Contact:
Fortune Industries, Inc.
Amy Gallo — CFO
(317) 532.1374
www.ffi.net